UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 6, 2023

Mondee Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39943	88-3292448
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10800 Pecan Park Blvd Suite 315 Austin, Texas	78750
(Address of principal executive offices)	(Zip Code)
(650) 646-3320
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	MOND	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On June 6, 2023, Mondee Holdings, Inc., a Delaware corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC (“Morgan Stanley”), as representative of the underwriters named therein (collectively, the “Underwriters”), and certain stockholders of the Company named therein (collectively, the “Selling Stockholders”), relating to the offer and sale (the “Offering”) by the Selling Stockholders of 5,250,000 shares of Class A common stock of the Company (the “Common Stock”) at a price to the public of $10.00 per share. Under the terms of the Underwriting Agreement, the Selling Stockholders granted the Underwriters a 30-day option to purchase up to an additional 787,500 shares of Common Stock.
On June 7, 2023, the Company issued a press release announcing that it had priced the Offering, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference.

On June 9, 2023, the Company and Selling Stockholders closed the Offering, with the Selling Stockholders selling 5,250,000 shares of Common Stock. Additionally, on June 12, 2023, the Company issued a press release announcing the results of the Offering, a copy of which is filed as Exhibit 99.2 to this Current Report and is incorporated herein by reference.

The Company did not sell any shares of Common Stock in the Offering and did not receive any proceeds from the Offering.

The Offering was made pursuant to a prospectus supplement, which amended and supplemented the prospectus dated May 10, 2023, which forms part of the Company’s registration statement on Form S-1 (File No. 333-271532) previously filed with the Securities and Exchange Commission (the “SEC”) on May 1, 2023 and declared effective by the SEC on May 10, 2023.

The Underwriting Agreement contains customary representations, warranties and covenants by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties, and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement.

The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report. The foregoing description of the terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the exhibit, which is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated June 6, 2023, by and among Mondee Holdings, Inc., Morgan Stanley & Co. LLC, as representative of the underwriters named therein, and certain stockholders named therein.
99.1	Press Release, dated June 7, 2023.
99.2	Press Release, dated June 12, 2023.
104	Cover Page Interactive Data File

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONDEE HOLDINGS, INC.

Dated: June 12, 2023

	By:	/s/ Prasad Gundumogula
Name: Prasad Gundumogula Title: Chief Executive Officer